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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this 2001 Annual Report on Form 10-K of Lehman Brothers Holdings Inc. (the "Company") of our report dated January 4, 2002, included in the 2001 Annual Report to Stockholders of the Company.

    Our audits also included the financial statement schedule of the Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statements and Post Effective Amendments of the Company on Form S-3 File Nos. 33-53651, 33-56615, 33-62085, 33-65674, 333-14791, 333-44771, 333-50197,
333-75723, 333-60474 and 333-61878 and on Form S-8 File Nos. 33-53923,
333-07875, 333-57239 and 333-68247 and in the related Prospectuses, of our report dated January 4, 2002, with respect to the consolidated financial statements and financial statement schedule of the Company included or incorporated by reference in this Annual Report on Form 10-K for the year ended November 30, 2001.

                                          ERNST & YOUNG LLP

New York, New York
February 28, 2002